EXHIBIT 10.52


                              CONSULTING AGREEMENT

         AGREEMENT (this "Agreement") made as of this 23rd day of March, 1999 by and between SHELLS SEAFOOD RESTAURANTS, INC., a Delaware corporation with its principal offices in Tampa, Florida (the "Company"), and RICHARD A. MANDELL, an individual residing in the State of New York ("Consultant").

                                   WITNESSETH

         WHEREAS, the parties hereto acknowledge and agree that Consultant has been a Director of the Company since 1998 and has valuable knowledge and experience relating to the business of the Company;

         WHEREAS, the Company desires to engage Consultant to serve the Company with respect to monitoring the Company's financial reporting, certain operational matters and various other projects (the "Services"), and Consultant desires to so assist the Company, upon the terms and conditions herein set forth;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the parties agree as follows:

         1.       ENGAGEMENT.

                  (a) The Company hereby engages Consultant, and Consultant hereby accepts such engagement, subject to the terms and conditions herein set forth.

                  (b) Consultant shall perform the Services as requested from time to time by the Executive Committee of the Company's Board of Directors. Consultant shall be required to report only to the Chairman of the Executive Committee, presently Frederick R. Adler, and not to any other person or entity associated with the Company.

                  (c) It is expressly understood and agreed that Consultant shall perform his duties hereunder as an independent contractor. Consultant shall not be considered an agent of the Company nor shall he have authority to contract in the name of or bind the Company, except as expressly agreed to in writing by the Company. Under no circumstances shall Consultant be, or be deemed to be, an employee of the Company for any purpose, including without limitation, for purposes of employee benefits, compensation and perquisites.

                  (d) It is expressly understood and agreed by the parties that Consultant shall

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continue to be designated an "independent director" within the meaning of Rules
4310(c)(25)(B) and (C) of the Market Place Rules of the Nasdaq Stock Market and a "non-employee director" within the meaning of Section 4 of the Company's Stock Option Plan for Non-Employee Directors. In addition, it is expressly understood and agreed by the parties that for so long as Consultant remains a Director of the Company, he shall continue to be subject to, and shall continue to execute his duties as a Director in accordance with, his fiduciary duties as a Director of the Company under all applicable laws, regulations or rules. The Company acknowledges that in the event of any conflict between Consultant's duties as a Director and his duties contemplated by this Agreement, Consultant shall resolve such conflict in order to act in conformity with his duties as a Director.

         2. TERM. The term of this Agreement shall begin on the date hereof and shall be in effect for a term of one year, to automatically renew annually thereafter. This Agreement may be terminated by either party upon thirty (30) days prior written notice; PROVIDED, HOWEVER, that any termination by the Company must be in a writing signed by the Chairman of the Executive Committee of the Company's Board of Directors.

         3. COMPENSATION. As compensation for the services to be rendered by Consultant hereunder, the Company agrees to pay to Consultant a consulting fee of $5,000 per calendar quarter, payable on the last day of each such quarter. The consulting fee shall be deemed earned on a pro rata basis, based on the number of days in each calendar quarter. Consultant shall not be entitled to any additional compensation, for expenses or otherwise, in connection with rendering services hereunder; PROVIDED, HOWEVER, Consultant shall be entitled to reimbursement of properly documented expenses reimbursable under the Company's standard expense reimbursement policies.

         4. SEVERABILITY. Any provision of this Agreement which is held to be invalid and unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         5. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the law of conflicts.

         6. SUCCESSORS AND ASSIGNS. The services to be performed by Consultant hereunder are personal and may not be assigned. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns.

         7. COMPLETE AGREEMENT. This Agreement constitutes the entire agreement between the parties relating to the subject matter of this Agreement and supersedes all prior or contemporaneous agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter.

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         8. AMENDMENTS. This Agreement shall not be amended or modified except by a writing duly executed by the parties hereto.

         9. COUNTERPARTS AND FACSIMILE SIGNATURES. This Agreement may be signed in counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement. For purposes of this Agreement, a facsimile copy of a party's signature shall be sufficient to bind such party.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                           SHELLS SEAFOOD RESTAURANTS, INC.


                                                 BY: /s/ WILLIAM E. HATTAWAY
                                                 --------------------------
                                                 William E. Hattaway
                                                 President and CEO


                                                 BY: /s/ RICHARD A. MANDELL
                                                 --------------------------
                                                 Richard A. Mandell


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